EXHIBIT 99.3

BOWATER INCORPORATED
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements are derived from the historical financial statements of Bowater Incorporated and subsidiaries (“Bowater”) and Alliance Forest Products Inc. and subsidiaries (“Alliance”) and give effect to the acquisition of Alliance by Bowater. The transaction is being accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”, whereby the total cost of the transaction is being allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values. The estimated fair value pro forma adjustments are preliminary and have been determined by Bowater based upon management’s preliminary estimates and are subject to adjustment. Independent appraisals and actuarial valuations are being conducted and final allocations will be made when completed.

     The unaudited pro forma condensed combined statements of operations were prepared as if the transaction occurred as of January 1, 2000, and the unaudited pro forma condensed combined balance sheet was prepared as if the transaction occurred as of June 30, 2001. These statements do not purport to represent what the results of operations or financial position of Bowater would actually have been if the transaction had in fact occurred on the applicable date. The unaudited pro forma condensed combined financial statements were prepared using the historical accounting policies of both Alliance and Bowater, as applicable. In addition, these statements do not project the results of operation or financial position of Bowater for any future date or period and do not reflect the benefits expected to be realized from the transaction. The unaudited condensed combined financial statements should be read together with the historical consolidated financial statements and related notes of Bowater and Alliance.

BOWATER INCORPORATED
PRO FORMA CONDENSED COMBINED BALANCE SHEET — UNAUDITED
June 30, 2001
(In millions of US$, except per share amounts)

			Pro Forma Adjustments
							Pro Forma
	Bowater	Alliance(2)	Increases		Decreases		Combined

ASSETS

Current Assets:

Cash and cash equivalents	$19.7	$—	$—		$—		$19.7

Marketable securities	0.4	—					0.4

Accounts receivable, net	336.1	98.8					434.9

Inventories	171.2	82.2					253.4

Other current assets	33.0	6.7			0.7	(3)	39.0

Total current assets	560.4	187.7	—		0.7		747.4

Timber and timberlands	256.2	5.2					261.4

Fixed assets, net	2,968.0	858.8			26.4	(3)	3,800.4

Notes receivable	—	—					—

Goodwill	854.9	25.7			25.7	(3)	854.9

Other assets	150.4	9.6			2.8	(3)	157.2

Total Assets	$4,789.9	$1,087.0	$—		$55.6		$5,821.3

LIABILITIES & SHAREHOLDERS’ EQUITY

Current Liabilities:

Current installments of long-term debt	$103.9	$50.2	$—		$—		$154.1

Short-term bank debt	489.6	29.5	276.3	(3)			795.4

Accounts payable and accrued liabilities	250.0	97.6	13.8	(3)			361.4

Income taxes payable	11.6	2.5					14.1

Dividends payable	10.1	—					10.1

Total current liabilities	865.2	179.8	290.1		—		1,335.1

Long-term debt, net of current installments	1,228.3	199.4					1,427.7

Other long-term liabilities	224.8	133.4			25.6	(3)	332.6

Deferred income taxes	550.0	4.3	15.1	(3)			569.4

Minority interests in subsidiaries	89.0	—					89.0

Total liabilities	2,957.3	516.9	305.2		25.6		3,753.8

Shareholders’ equity:

Common stock	62.0	389.3	4.2	(3)	389.3	(3)	66.2

Exchangeable shares	58.4	—	39.9	(3)			98.3

Additional paid-in capital	1,373.5	9.0	190.8	(3)	9.0	(3)	1,564.3

Retained earnings	845.2	171.8			171.8	(3)	845.2

Accumulated other comprehensive income (loss)	(19.5)	—					(19.5)

Treasury stock	(487.0)	—					(487.0)

Total shareholders’ equity	1,832.6	570.1	234.9		570.1		2,067.5

Total liabilities and shareholders’ equity	$4,789.9	$1,087.0	$540.1		$595.7		$5,821.3

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

BOWATER INCORPORATED
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS — UNAUDITED
For the Year Ended December 31, 2000
(In millions of US$, except per share amounts)

			Pro Forma Adjustments
							Pro Forma
	Bowater	Alliance(2)	Increases		Decreases		Combined

Sales	$2,500.3	$799.6	$—		$—		$3,299.9

Cost of sales	1,549.9	613.9					2,163.8

Depreciation and amortization	295.2	29.8	23.2	(5)	1.3	(4)	346.9

Distribution costs	166.6	68.7					235.3

Selling and administrative expense	132.6	21.5					154.1

Impairment of assets	—	42.3					42.3

Net gain on sale of assets	7.3	7.4					14.7

Operating income	363.3	30.8	(23.2)		(1.3)		372.2

Other expense (income):

Interest income	(15.6)	—					(15.6)

Interest expense, net of capitalized interest	135.2	7.7	9.4	(6)			152.3

Other, net	4.5	5.7					10.2

Income before income taxes and minority interests	239.2	17.4	(32.6)		(1.3)		225.3

Provision for income tax expense	70.3	7.9			12.2	(4)(5)(6)	66.0

Minority interests in net income of subsidiaries	9.5	—					9.5

Net income	$159.4	$9.5	$(32.6)		$(13.5)		$149.8

Earnings per share:

Basic earnings per share	$3.05						$2.61

Average common shares outstanding	52.3		5.0	(3)	—		57.3

Diluted earnings per share	$3.02						$2.59

Average common and common equivalent shares outstanding	52.8		5.0	(3)	—		57.8

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Bowater Incorporated
Pro Forma Condensed Combined Statement of Operations — Unaudited
For the Six Months Ended June 30, 2001
(In millions of US$, except per share amounts)

			Pro Forma Adjustments
							Pro Forma
	Bowater	Alliance(2)	Increases		Decreases		Combined

Sales	$1,190.1	$409.1	$—		$—		$1,599.2

Cost of sales	761.2	295.3					1,056.5

Depreciation and amortization	151.6	17.6	19.4	(5)	0.7	(4)	187.9

Distribution costs	81.2	31.9					113.1

Selling and administrative expense	46.0	11.8					57.8

Impairment of assets	—	—					—

Net gain (loss) on sale of assets	79.2	5.4					84.6

Operating income	229.3	57.9	(19.4)		(0.7)		268.5

Other expense (income):

Interest income	(6.6)	—					(6.6)

Interest expense, net of capitalized interest	69.0	8.3	4.7	(6)			82.0

Other, net	5.9	(0.5)					5.4

Income before income taxes and minority interests	161.0	50.1	(24.1)		(0.7)		187.7

Provision for income tax expense	70.4	20.5			9.1	(4)(5)(6)	81.8

Minority interests in net income of subsidiaries	34.3	—					34.3

Net income	$56.3	$29.6	$(24.1)		$(9.8)		$71.6

Earnings per share:

Basic earnings per share	$1.09						$1.26

Average common shares outstanding	51.6		5.0	(3)	—		56.6

Diluted earnings per share	$1.08						$1.26

Average common and common equivalent shares outstanding	52.0		5.0	(3)	—		57.0

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

BOWATER INCORPORATED AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS -
UNAUDITED
(in millions of US$, unless otherwise noted)

1.	Major Assumptions

The unaudited pro forma condensed financial statements give effect to the Bowater acquisition of all outstanding stock of Alliance for C$13.00 in cash plus .166 shares of Bowater Common Stock or Exchangeable Shares for each Alliance common share. Bowater shares were valued at $46.65 per share of Bowater Common Stock or Exchangeable Shares which represents a six-day average, three trading days prior to April 1, 2001 (the date of the definitive agreement) and three trading days after. As of September 24, 2001, the close of the transaction, Alliance had a total of approximately 30.3 million outstanding shares. Using the exchange ratio of .166, the 30.3 million Alliance shares resulted in the issuance of approximately 4,179,626 shares of Bowater Common Stock and 856,237 shares of Bowater Exchangeable Shares and approximately US$ 251.0 million in cash for the cash portion.

The acquisition is being accounted for using the purchase method of accounting in accordance with Financial Accounting Standards No. 141, “Business Combinations”, whereby the total cost of the acquisition has been allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the acquisition, September 24, 2001. The estimated fair value pro forma adjustments are preliminary and have been determined by Bowater based upon management’s preliminary estimates and are subject to adjustment. Independent appraisals and actuarial valuations are being conducted and final allocations will be made when completed.

The unaudited pro forma condensed combined statements of operations were prepared as if the acquisition occurred as of January 1, 2000, and the unaudited pro forma condensed combined balance sheet was prepared as if the acquisition occurred as of June 30, 2001. These statements do not purport to represent what the results of operations or financial position of Bowater would actually have been if the acquisition had in fact occurred on the applicable date. The unaudited pro forma condensed combined financial statements were prepared using the historical accounting policies of both Alliance and Bowater, as applicable. In addition, these statements do not project the results of operations or financial position of Bowater for any future date or period, changes in the results of operations (other than cost directly attributable to the transaction) or changes in exchange rates from July 1, 2001 through the effective date, nor does it reflect the benefits expected to be realized from the acquisition.

The unaudited pro forma condensed combined financial statements have been prepared based on the annual audited financial statements of Bowater and Alliance for the year ended December 31, 2000 or based on the unaudited interim financial statements as of or for the six month period ended June 30, 2001.

2.	Conversion of Alliance’s Historical Financial Statements

The unaudited pro forma condensed combined financial statements are presented in U.S. dollars and in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The Alliance statements of operations for the year ended

BOWATER INCORPORATED AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS -
UNAUDITED
(in millions of US$, unless otherwise noted)

December 31, 2000, and for the six months ended June 30, 2001, were converted from C$ to US$ using an average exchange rate for each period (US$.6736 per C$1 and US$.6531 per C$1, respectively). The balance sheet of Alliance was converted from C$ to US$ using the exchange rate effective on the balance sheet date (US$.6590 per C$1). Certain adjustments were necessary to convert Alliance’s historical financial statements, which were prepared in accordance with Canadian generally accepted accounting principles (Canadian GAAP), to U.S. GAAP. The material adjustments are summarized below.

	Canadian	Canadian	U.S.
	GAAP	GAAP	GAAP
	C$	US$	US$

As of June 30, 2001:

Assets

Accounts receivable, net	150.0	98.8	98.8

Inventories	124.8	82.2	82.2

Other current assets	10.1	6.7	6.7

Total current assets	284.9	187.7	187.7

Timber and timberlands	7.9	5.2	5.2

Fixed assets, net	1,303.3	858.8	858.8

Goodwill	39.0	25.7	25.7

Other assets (A)	26.7	17.6	9.6

Total Assets	1,661.8	1,095.0	1,087.0

Liabilities and Stockholders’ Equity

Current installments of long-term debt	76.2	50.2	50.2

Short-term bank debt	44.8	29.5	29.5

Accounts payable and accrued liabilities (B)	146.9	96.9	97.6

Income taxes payable	3.8	2.5	2.5

Total current liabilities	271.7	179.1	179.8

Long-term debt, net of current installments	302.6	199.4	199.4

Other long-term liabilities (C)	231.0	152.2	133.4

Deferred Income taxes	6.6	4.3	4.3

Common stock (D)	609.8	401.8	389.3

Additional paid-in capital	13.7	9.0	9.0

Retained earnings (A)(B)(C)(D)(F)	226.4	149.2	171.8

Total liabilities and shareholders’ equity	1,661.8	1,095.0	1,087.0

BOWATER INCORPORATED AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS -
UNAUDITED
(in millions of US$, unless otherwise noted)

	Canadian	Canadian	U.S.
	GAAP	GAAP	GAAP
	C$	US$	US$

For the year ended December 31, 2000:

Sales (E)	1,085.1	730.9	799.6

Cost of sales (C)	910.6	613.4	613.9

Depreciation and amortization	44.3	29.8	29.8

Distribution costs (E)	—	—	68.7

Selling and administrative expense (C)	31.7	21.4	21.5

Impairment of assets	62.8	42.3	42.3

Net gain (loss) on sale of assets	11.0	7.4	7.4

Operating income	46.7	31.4	30.8

Other expense (income):

Interest expense, net of capitalized interest	11.4	7.7	7.7

Other, net (A)(B)	—	—	5.7

Income before income taxes and minority interests	35.3	23.7	17.4

Provision for income tax expense (F)	14.0	9.4	7.9

Minority interests in net income of subsidiaries	—	—	—

Net income	21.3	14.3	9.5

For the six-months ended June 30, 2001:

Sales (E)	577.5	377.2	409.1

Cost of sales	452.2	295.3	295.3

Depreciation and amortization	26.9	17.6	17.6

Distribution costs (E)	—	—	31.9

Selling and administrative expense	18.0	11.8	11.8

Net gain (loss) on sale of assets	8.3	5.4	5.4

Operating income	88.7	57.9	57.9

Other expense (income):

Interest expense, net of capitalized interest	12.7	8.3	8.3

Other, net (A)(B)	—	—	(0.5)

Income before income taxes and minority interests	76.0	49.6	50.1

Provision for income tax expense (F)	31.5	20.6	20.5

Minority interests in net income of subsidiaries	—	—	—

Net income	44.5	29.0	29.6

BOWATER INCORPORATED AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS -
UNAUDITED
(in millions of US$, unless otherwise noted)

(A)	Unrealized exchange gains and losses attributable to the translation of long-term debt denominated in a foreign currency and to cross-currency interest rate swaps, at rates in effect at the balance sheet date, are deferred and amortized over the remaining life of these financial instruments. Under U.S. GAAP, these gains and losses are charged to earnings.

(B)	Under Canadian GAAP, unrealized exchange gains and losses on long-term derivative financial instruments designated to hedge forecasted transactions are recognized when the contracts expire. Under U.S. GAAP, such gains and losses (unless otherwise meeting the criteria of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, as amended) are charged to earnings as though the Company had realized these contracts at year-end.

(C)	The difference between the figures for pension benefit obligations and postretirement other than pensions presented under Canadian GAAP and those presented under U.S. GAAP results from the method used to apply the standards in Canada.

(D)	Under Canadian GAAP, share issuance expenses are charged directly to retained earnings. Under U.S. GAAP, these expenses are deducted from the related proceeds, with the net proceeds being recorded in the capital stock account.

(E)	Under Canadian GAAP, distribution costs, which include freight, commissions and discounts, are deducted from revenues in arriving at net sales. Under U.S. GAAP, commissions and freight costs are not presented as deductions from sales but rather are treated as operating expenses.

(F)	The tax effect of adjustments (A) – (C)

BOWATER INCORPORATED AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS -
UNAUDITED
(in millions of US$, unless otherwise noted)

3.	Purchase Price Allocation

The purchase price, preliminary purchase price allocation, and financing of the transaction are summarized as follows:

Purchase price to be paid is as follows:

Cash, to be financed with short-term debt			$251.0

Issuance of 4,179,626 Bowater common shares ($1.00 par value) and 856,237 exchangeable shares (no par value) at $46.65			234.9

Purchase price to shareholders				485.9

Transaction costs, to be financed with short-term debt				13.0

Payments to Alliance for settlement of stock options, to be financed with short-term debt				8.4

Total purchase price				507.3

Purchase price allocated to:

Historical book value of Alliance’s assets and liabilities	$570.1	(A	)

Adjustments to adjust assets and liabilities to fair value:

Fixed assets	(26.4)	(B	)

Goodwill	(25.7)	(C	)

Other current assets	(0.7)	(D	)

Other assets	(2.8)	(D	)

Short-term bank debt	(3.9)	(E	)

Accounts payable and accrued liabilities	(13.8)	(F	)

Other long-term liabilities	25.6	(G	)

Deferred income taxes	(15.1)	(H	)

Total Purchase Price Allocation				507.3

				$—

(A)	Represents the amount equal to common stock of $389.3 million, additional paid-in-capital of $9.0 million, and retained earnings of $171.8 million, eliminated in consolidation.

(B)	To reflect the preliminary allocation of the relative fair values for the excess of fair value of acquired net assets over cost to fixed assets.

(C)	To reflect the write-off of Alliance’s historical goodwill.

(D)	To reflect the write-off of Alliance’s deferred financing costs and other deferred costs on Alliance’s historical financial statements.

(E)	To reflect the issuance of new short-term debt to finance the reimbursement of Alliance’s payments resulting from a change in control.

(F)	To reflect Alliance restructuring and related accruals ($3.9) and Alliance estimated cost directly attributable to the transaction ($9.9). Restructuring accruals include the costs associated with terminating employees and canceling leases on duplicate office facilities.

BOWATER INCORPORATED AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS -
UNAUDITED
(in millions of US$, unless otherwise noted)

(G)	To reflect the write-off of Alliance’s deferred gain associated with the sale of timberlands and preliminary fair value adjustments to the carrying value of pension and other post-retirement employee benefits.

(H)	To reflect the estimated net change in deferred tax liability arising from the purchase and the tax effect of adjustments (B) – (G).

4.	Depreciation

The depreciation adjustment on the relative fair values allocation to fixed assets has been calculated on a straight-line basis over an estimated 20 years. The pro forma adjustment to depreciation was $1.3 million in 2000 and $0.7 million for the six months ended June 30, 2001. A deferred tax liability of $0.5 million and $0.3 million, calculated at 39%, resulted from the above charges in 2000 and for the six months ended June 30, 2001, respectively.

5.	Amortization of Deferred Gain

Amortization of the Alliance’s deferred gain associated with a sale of timberlands has been eliminated. The pro forma adjustment was $23.2 million in 2000 and $19.4 million for the six months ended June 30, 2001. A deferred tax benefit of $9.0 million and $7.6 million, calculated at 39%, resulted from this adjustment in 2000 and for the six months ended June 30, 2001, respectively.

6.	Interest Expense

Pro forma interest expense has been increased resulting from the issuance of new short-term bridge financing to finance the cash portion of the purchase price, transaction costs, reimbursement of Alliance payments, including settlement of the Alliance stock options resulting from a change in control of the company. The interest rate on the short-term debt bridge financing of $276.3 million was 3.4%. The tax effect of increasing interest expense provides a benefit, calculated at 39%, of $3.7 million for 2000 and $1.8 million for the six months ended June 30, 2001. A change of 1/8 percent in the interest rate would result in a change in interest expense and net income of $0.3 and $0.1, before taxes and $0.2 and $0.1, after taxes in 2000 and for the six months ended June 30, 2001, respectively.